As filed with the Securities and Exchange Commission on June 1, 2017

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

NEUROMETRIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware            04-3308180
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or Organization)        Identification No.)

1000 Winter Street
Waltham, Massachusetts 02451
(781) 890-9989
(Address, Including Zip Code, of Principal Executive Offices)

NEUROMETRIX, INC. NINTH AMENDED AND RESTATED 2004 STOCK OPTION AND INCENTIVE PLAN
NEUROMETRIX, INC. THIRD AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer
NEUROMETRIX, INC.
1000 Winter Street
Waltham, Massachusetts 02451
(781) 890-9989
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

Copies to:

Megan N. Gates, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Telephone: (617) 542-6000
Fax: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.0001 par value	600,521 shares	$3.345	$2,008,742.75	$232.81
Rights to purchase Series A Junior Participating Cumulative Preferred Stock, $.001 par value	(3)	(3)	(3)	None

(1)
The number of shares of common stock, par value $.0001 per share (“Common Stock”), stated above consists of: (i) 600,000 shares available for issuance under the NeuroMetrix, Inc. Ninth Amended and Restated 2004 Stock Option and Incentive Plan (together with previous versions of such plan, the “Ninth Amended and Restated Stock Plan”) plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Ninth Amended and Restated Stock Plan in the event of a stock dividend, stock split, recapitalization, or other similar event and (ii) 521 shares which may be sold upon the exercise of options which may hereafter be granted under the NeuroMetrix, Inc. Third Amended and Restated 2010 Employee Stock Purchase Plan (the “2010 ESPP” and together with the Ninth Amended and Restated Stock Plan, the “Plans”). The maximum number of shares which may be sold pursuant to the 2010 ESPP is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2010 ESPP. Accordingly, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be issuable pursuant to the Plan described herein.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ as of a date (May 30, 2017) within five business days prior to filing this Registration Statement.

(3)
Pursuant to the Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as amended, each share of Common Stock has an attached right to purchase a fraction of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Rights”), which Rights are not currently exercisable, on the terms set forth in the Rights Agreement. No separate consideration will be received for the Rights.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The numbers in this Registration Statement reflect two 1-for-6 reverse splits of our Common Stock completed on September 1, 2011 and February 15, 2013, a 1-for-4 reverse split of our Common Stock completed on December 1, 2015 and a 1-for-8 reverse split of our Common Stock completed on May 11, 2017.

Ninth Amended and Restated Stock Plan

This Registration Statement on Form S-8 hereby registers 600,000 additional shares of Common Stock for issuance under the Ninth Amended and Restated Stock Plan. An aggregate of 128,945 shares of Common Stock to be issued under the Ninth Amended and Restated Stock Plan were previously registered on August 9, 2004 (File No. 333-118059) (716 shares), June 22, 2006 (File No. 333-135242) (973 shares), May 27, 2008 (File No. 333-151195) (868 shares), June 3, 2009 (File No. 333-159713) (868 shares), August 3, 2012 (File No. 333-183071) (5,208 shares), June 17, 2013 (File No. 333-189393) (9,375 shares), July 14, 2014 (File No. 333-197407) (21,875 shares), July 23, 2015 (File No. 333-205827) (26,562 shares), and May 13, 2016 (File No. 333-211379) (62,500 shares) the “Previous Stock Plan Registration Statements”).

2010 ESPP

This Registration Statement on Form S-8 hereby registers 521 additional shares of Common Stock for issuance under the 2010 ESPP. An aggregate of 18,851 shares of Common Stock to be issued under the 2010 ESPP were previously registered on May 28, 2010 (File No. 333-167180) (217 shares), April 28, 2011 (File No. 333-173769) (201 shares), August 3, 2012 (File No. 333-183701) (724 shares), February 25, 2013 (File No. 333-186827) (521 shares), July 14, 2014 (File No. 333-197407) (3,646 shares), July 23, 2015 (File No. 333-205827) (521 shares) and May 13, 2016 (File No. 333-205827) (13,021 shares) (the “Previous ESPP Registration Statements”).

The contents of the Previous Stock Plan Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on this 1st day of June, 2017.

NEUROMETRIX, INC.

By     /s/     SHAI N. GOZANI, M.D., PH.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NeuroMetrix, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                    Date

/s/     SHAI N. GOZANI, M.D., PH.D.         President, Chief Executive        June 1, 2017
Shai N. Gozani, M.D., Ph.D.        Officer and Director (principal
executive officer)

/s/     THOMAS T. HIGGINS         Senior Vice President,            June 1, 2017
Thomas T. Higgins                Chief Financial Officer and
Treasurer (principal financial
and accounting officer)

/s/     DAVID E. GOODMAN, M.D.         Director                June 1, 2017
David E. Goodman, M.D.

/s/     NANCY E. KATZ         Director                June 1, 2017
Nancy E. Katz

/s/     TIMOTHY R. SURGENOR         Director                June 1, 2017
Timothy R. Surgenor

/s/     DAVID VAN AVERMAETE         Director                June 1, 2017
David Van Avermaete

NEUROMETRIX, INC.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

4.1
Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on August 9, 2004, File No. 333-118059, and incorporated in this document by reference).

4.2.1
Certificate of Designations for Series A Junior Participating Cumulative Preferred Stock (filed as Exhibit 3.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).

4.2.2
Certificate of Designations for Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 29, 2015, File No. 001-33351, and incorporated in this document by reference).

4.2.3
Certificate of Designations for Series D Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2016, File No. 001-33351, and incorporated in this document by reference).

4.2.4
Certificate of Designations for Series E Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2016, File No. 001-33351, and incorporated in this document by reference).

4.3
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated September 1, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 1, 2011, File No. 001-33351, and incorporated in this document by reference).

4.4
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated February 15, 2013 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 15, 2013, File No. 001-33351, and incorporated in this document by reference).

4.5
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated December 1, 2015 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, File No. 001-33351, and incorporated in this document by reference).

4.6
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated May 11, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2017, File No. 001-33351, and incorporated in this document by reference).

4.7
Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).

4.8
Amendment to Shareholder Rights Agreement, dated September 8, 2009, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2009, File No. 001-33351, and incorporated in this document by reference).

4.9
Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013, File No. 001-33351, and incorporated in this document by reference).

4.10
Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 25, 2014, File No. 001-33351, and incorporated in this document by reference).

4.11	Amendment No. 4 to Shareholder Rights Agreement, dated May 28, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.12	Amendment No. 5 to Shareholder Rights Agreement, dated December 29, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.13	Amendment No. 6 to Shareholder Rights Agreement, dated June 3, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.14	Amendment No. 7 to Shareholder Rights Agreement, dated December 28, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.15	Amendment No. 8 to Shareholder Rights Agreement, dated February 8, 2017, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.16
Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 13, 2004, as amended, File No. 333-115440, and incorporated in this document by reference).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares and rights being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	NeuroMetrix, Inc. Ninth Amended and Restated 2004 Stock Option and Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement for its 2017 Annual Meeting of S

tockholders, filed on March 29, 2017, File No. 001-33351, and incorporated in this document by reference).

99.2.
NeuroMetrix, Inc. Third Amended and Restated 2010 Employee Stock Purchase Plan (filed as Appendix B to the Registrant’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed on March 17, 2016, File No. 001-33351, and incorporated in this document by reference).